                                                                EXHIBIT: 10.43.2

                        FIRST AMENDMENT TO MASTER LEASE,
                           AFFIRMATION OF GUARANTY AND
                               CONSENT TO TRANSFER

            THIS FIRST AMENDMENT TO MASTER LEASE, AFFIRMATION OF GUARANTY AND CONSENT TO TRANSFER (the "FIRST AMENDMENT") is made as of September 12, 2003 by and among ALS LEASING, INC., a Delaware corporation, and ASSISTED LIVING PROPERTIES, INC., a Kansas corporation (collectively, "TENANT") and JER/NHP SENIOR LIVING ACQUISITION, LLC, a Delaware limited liability company, JER/NHP SENIOR LIVING TEXAS, L.P., a Texas limited partnership, JER/NHP SENIOR LIVING WISCONSIN, LLC, a Delaware limited liability company, and JER/NHP SENIOR LIVING KANSAS, INC., a Kansas corporation (collectively, "LANDLORD") and ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("GUARANTOR").

                                R E C I T A L S:

            A. Landlord and Tenant have entered into that certain Master Lease dated as of April 9, 2002 (the "MASTER LEASE"), pursuant to which Landlord leases to Tenant the Premises described therein. Initially capitalized terms used but not otherwise defined in this First Amendment shall have the meanings given to them in the Master Lease.

            B. Pursuant to the Master Lease and that certain Letter of Credit Agreement dated as of April 9, 2002 (the "LC AGREEMENT") by and between Landlord and Tenant, Tenant has posted one or more letters of credit with Landlord as partial collateral for the performance of Tenant's obligations under the Master Lease.

            C. Pursuant to that certain Guaranty of Master Lease and Letter of Credit Agreement dated as of April 9, 2002 (the "GUARANTY") executed by Guarantor, as guarantor, in favor of Landlord, as beneficiary, Guarantor has guarantied the obligations of Tenant under the Master Lease. Pursuant to that certain Stock Pledge Agreement dated as of April 9, 2002 (the "PLEDGE AGREEMENT") by and between Guarantor, as pledgor, and Landlord, as secured party, Guarantor has pledged to Landlord the capital stock of each entity comprising Tenant as security for the performance by Tenant under the Master Lease and the performance by Guarantor under the Guaranty.

            D. Pursuant that certain Memorandum of Understanding dated as of April 9, 2002 (the "MOU" (the Master Lease, the LC Agreement, the MOU and all other documents executed by Tenant in connection therewith or incorporated or referenced therein are collectively referred to herein as the "LEASE DOCUMENTS", and the Guaranty, the Pledge Agreement and the MOU and all other documents executed by Guarantor in connection therewith or incorporated or referenced therein are collectively referred to herein as the "GUARANTY DOCUMENTS")) executed by Guarantor, Tenant and Landlord, the parties hereto and thereto established certain understandings with respect to the Master Lease and the Guaranty.

            E. As of the date hereof, Guarantor is a debtor in possession in a case (Case No. 03-10254 (MFW)) (including any later bankruptcy proceeding of Tenant procedurally consolidated therewith, the "BANKRUPTCY PROCEEDING") commenced under chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE"), which case is presently pending before the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"). It is currently contemplated that FEBC-ALT Acquisition, Inc., a Delaware corporation (the "PURCHASER"), shall be merged with and into Guarantor (the "TRANSFER") pursuant to the terms of the Agreement and Plan of Merger dated July 18, 2003 by and among FEBC-ALT Investors, Inc., FEBC-ALT Acquisition Inc. and the Guarantor Guarantor's First Amended Plan of Reorganization of Alterra Healthcare Corporation dated July 28, 2003 (as such plan may later be amended, supplemented or otherwise modified, the "PLAN"). Each entity comprising Tenant is prior to the Transfer a wholly owned subsidiary and an Affiliate of Guarantor, and shall remain immediately following the effectiveness of the Transfer a wholly owned subsidiary and an Affiliate of Guarantor as the surviving entity under the Transfer (the "SURVIVING ENTITY").

            F. Landlord, Tenant and Guarantor desire, among other things, to amend the Lease Documents and to make certain other representations, warranties and covenants, all as more particularly set forth in this First Amendment.

                               A G R E E M E N T

          NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. AMENDMENTS TO LEASE DOCUMENTS.

               (a) MINIMUM OCCUPANCY. Clause (i) of Section 7.1(b) of the Master Lease is hereby amended and restated in its entirety as follows:

                   "(i) commencing as of June 30, 2004, to be less than forty percent (40%) of the applicable number of beds or living units, as applicable, shown on Schedule 2, for more than four (4) individual Facilities at any time that the Coverage Ratio for the immediately preceding calendar quarter was less than 1.0:1.0; provided that (x) the Disposition Facilities (as defined below) shall not be considered, and (y) the Coverage Ratio for purposes of this clause
            (i) shall be calculated as if (i) the Disposition Facilities were not a part of the Premises in calculating Portfolio EBITDARM, and
            (ii) Portfolio Rent Expense were reduced by an amount equal to the reduction of Minimum Rent that would result from subtracting the Target Purchase Price for each of the Excluded Facilities from Landlord's Investment and recalculating Minimum Rent in accordance with Section 2.2(b), or"

               (b) NONCOMPLIANCE. Section 7.1(c) of the Master Lease is hereby amended and restated in its entirety as follows:

                   "(c) Intentionally Omitted."

               (c) COVERAGE RATIO. Section 7.4 of the Master Lease is hereby amended and restated in its entirety as follows:

                   "7.4 DEFINITION OF COVERAGE RATIO. As used in Section 7 and elsewhere in this Master Lease, "COVERAGE RATIO" shall mean the ratio of (i) Portfolio EBITDARM to (ii) Portfolio Rent Expense."

               (d) CERTAIN EVENTS OF DEFAULT. Clauses (i) and (ii) of Section 12(b) of the Master Lease are each hereby amended and restated in their entirety as follows:

                   "(b) (i) the failure to perform or comply with the provisions of, or a breach or default under, Section 7.2 (together with the events described in Section 12(c), each a "LOSS OF LICENSURE"); (ii) the closure of any material portion of the Business;"

               (e) CERTAIN CROSS DEFAULTS.

                   (i) Clause (ii) of Section 12(d) of the Master Lease is hereby amended and restated in its entirety as follows:
                        "(ii) any other lease, agreement or obligation between it and Landlord or any of its Affiliates (excluding Nationwide Health Properties, Inc. ("NHP")) which is not cured within any applicable cure period specified therein,".

                   (ii) Clause (iii) of Section 12(d) of the Master Lease is
                        hereby amended and restated in its entirety as follows:
                        "(iii) [intentionally omitted]".

               (f) SALE OF CERTAIN FACILITIES; REDUCTION IN RENT. The following is hereby added to and made a part of the Master Lease as Section 27 thereof:

                   "27. SALE OF CERTAIN FACILITIES; REDUCTION IN RENT. Pursuant
            to this Section 27, at the request of Tenant, Landlord agrees to use commercially reasonable efforts as described herein, provided that Tenant use its commercially reasonable efforts to assist and cooperate with Landlord in such regard (but Landlord shall control such process and any actions by Tenant in connection therewith shall be subject to Landlord's prior reasonable approval to ensure coordination), to sell the four (4) Disposition Facilities identified in accordance with the procedure set forth in Section 27.1, and Landlord and Tenant agree that, concurrently with the closing of any such sale, this Master Lease shall be terminated as to the applicable Disposition Facility. Landlord's obligation to market or sell any Disposition Facility under this Section 27 shall terminate and be of no force or effect during the continuance of any material Event of Default.

                   27.1 DISPOSITION FACILITIES. As used herein, "DISPOSITION
            FACILITY" shall refer to four (4) of the Facilities described below, which shall be the Facility located at Lower Makefield, PA ("LOWER MAKEFIELD"), which shall be sold pursuant to the letter of intent dated August 4, 2003, and three (3) of the remaining of the Facilities listed below, to be identified by Tenant by written notice (the "DISPOSITION FACILITY ID NOTICE") thereof to Landlord delivered not later than March 30, 2004 (and the failure of Tenant to timely deliver a Disposition Facility ID Notice in compliance with this Section 27.1 shall terminate the rights of Tenant under this Section 27 except with respect to Lower Makefield). As used herein, (i) the "LENDER RELEASE PRICE" with respect to each potential Disposition Facility shall be the price indicated as the Lender Release Price set forth below next to such Facility, (ii) the "TARGET PURCHASE PRICE" with respect to each potential Disposition Facility shall be the price indicated as the Target Purchase Price set forth below next to such Facility plus, in each case, the net book value of the Tenant Personal Property allocable to such Disposition Facility, and (iii) the "MINIMUM PURCHASE PRICE" shall be the greater of (x) the Lender Release Price and (y) the price at which the Coverage Ratio as calculated based on such price immediately following such sale on a pro forma basis, for the prior three (3) month period, would be one hundred one percent (101%) of the Coverage Ratio as calculated immediately prior to such sale. Landlord shall not be required to sell any Disposition Facility for less than the applicable Minimum Purchase Price unless it so agrees in its sole and absolute discretion.

Disposition Facility    Target Purchase Price        Lender Release Price
--------------------    ---------------------        --------------------
Ft. Myers, FL                $4,425,000                   $3,330,000

Ocala, FL                    $2,437,000                   $1,210,000

Tampa, FL                    $2,700,000                   $  370,000

Farmington Hills, MI         $4,000,000                   $2,500,000

Lower Makefield, PA          $2,000,000                   $        0

Lancaster, TX                $1,900,000                   $1,240,000

Bethany, OK                  $1,324,000                   $  600,000

                   27.2 MARKETING PERIOD. Commencing on the later to occur of
            (i) Landlord's timely receipt of the Disposition Facility ID Notice, and (ii) the Effective Date (as defined below) and continuing until

            September 30, 2004 (the "MARKETING PERIOD"), Landlord and Tenant shall use their respective reasonable commercial efforts to market and sell each of the potential Disposition Facilities in accordance with this Section 27. In the event that during the Marketing Period, through the efforts of Tenant or otherwise, Landlord is presented with an offer to sell a Disposition Facility for an amount equal to or in excess of the applicable Minimum Purchase Price and otherwise in accordance with this Section 27 prior to expiration of the Marketing Period, in the form of a fully executed non-binding letter of intent, term sheet or similar instrument for the purchase and sale of the applicable Disposition Facility in form acceptable to Landlord in its reasonable discretion (a "BONA FIDE OFFER"), Landlord shall take commercially reasonable efforts to enter into a purchase and sale agreement for such sale, in form and substance reasonably acceptable to Landlord and Tenant, prior to the expiration of the Marketing Period, and consummate such sale in accordance with such purchase and sale agreement prior to the date that is sixty (60) days after the expiration of the Marketing Period. However, in no event shall Landlord be obligated to market any Disposition Facility or otherwise take any action to sell any Disposition Facility after the expiration of the Marketing Period, except for the consummation of any sale within a reasonable period of time after Marketing Period, not to exceed, sixty (60) days that is subject as of the expiration of the Marketing Period to a fully executed purchase and sale agreement with a deposit not less than five percent (5%) of the applicable actual purchase price, which deposit shall become nonrefundable no later than thirty (30) days after the execution of the purchase and sale agreement. Such purchase and sale agreement shall, upon expiration of the Marketing Period, not be subject to any unexpired study or feasibility period or due diligence-type termination right, nor any financing or other open-ended closing condition that expires beyond thirty (30) days after the execution of the purchase and sale agreement, but may be subject to reasonable and customary closing conditions such as insurable title, no material casualty, licensing and no material condemnation in form and substance reasonably acceptable to Landlord.

                   27.3 TERMS OF SALE. In no event shall Landlord be obligated to sell any Disposition Facility at any time (a) if, as a condition to such sale, Landlord would be required to make any representations, warranties, indemnifications, obligations or agreements to the buyer or any other third party concerning any aspect of the real or personal property comprising such Disposition Facility or the business of the Tenant conducted thereon (and Tenant shall make any commercially reasonable representations warranties, indemnifications, obligations or agreements to the buyer or other appropriate third party with respect thereto) or any other representations or warranties other than customary and reasonable representations (which shall not survive more than one year from the date of closing) regarding Landlord's existence, good standing and authority to enter into the sale transaction or (b) otherwise on terms, conditions and provisions that are not reasonably acceptable to Landlord. In the event that Landlord receives multiple offers for any Disposition Facility, Landlord shall be free, in its commercially reasonable discretion, to select the final Bona Fide Offer from among such multiple offers.

                   27.4 CLOSING COSTS; APPLICATION OF PROCEEDS. Tenant shall pay or reimburse Landlord for all reasonable transaction and closing costs incurred by Landlord in selling any Disposition Facility in accordance with the terms of this Section 27, provided that Tenant shall have approved, in the exercise of its commercially reasonable discretion, the amount of any commission in connection with such sale to be paid to any broker or agent engaged by Landlord. All of the proceeds from the sale of any Disposition Facility shall be paid to and retained by Landlord, provided that the portion of such proceeds allocable to any Tenant Personal Property shall be paid to and retained by Tenant.

                   27.5 RETENTION OPTION. Landlord has the right (the "RETENTION
            OPTION"), but not the obligation, exercisable in its sole and absolute discretion, at any time there is no Bona Fide Offer in effect, to elect by express written notice to Tenant (the "RETENTION NOTICE"), to terminate its obligation to use commercially reasonable efforts to sell one or more of the Disposition Facilities pursuant to this Section 27 and to retain ownership of such Disposition Facility. This Master Lease shall terminate as to such Disposition Facility on the date chosen by Landlord, which shall be the sixtieth
            (60th) day after such Retention Notice (or such earlier date as Landlord may designate and which shall be subject to change from time to time upon notice by Landlord provided that termination of the Master Lease occurs on or before such sixtieth (60th) day). Upon such termination date, (a) the Landlord's Investment shall be reduced by an amount equal to the Target Purchase Price, and (b) Minimum Rent shall be recalculated and reset in accordance with
            Section 2.2(b) based upon the reduction of the Landlord's Investment in accordance with the immediately preceding clause (a). The Retention Option is not intended to require termination of the Master Lease in the event Landlord does not receive any offer to sell the Disposition Facility for an amount equal to a greater than its applicable Minimum Purchase Price by a Bona Fide Offer prior to the expiration of the Marketing Period, in which event Landlord may retain such Disposition Facility and the Master Lease shall remain in full force and effect with respect to such Disposition Faculty without modification of the Landlord's Investment or the Minimum Rent. At the request of Landlord, Tenant shall operate the applicable Disposition Facility after the termination of this Master Lease following the exercise of the Retention Option for a management fee equal to five percent (5%) of the gross revenues from such Disposition Facility and otherwise in accordance with a management agreement on market terms reasonably acceptable to both Landlord and Tenant. The term of such management agreement shall be one (1) year, and shall automatically renew for successive one (1) year periods unless either party provides written notice of termination at least thirty (30) days prior to the expiration of the then current term. Landlord may terminate any such management agreement upon ten (10) days prior notice to Tenant in connection with the sale or lease of such Disposition Facility, or entering into management agreement with a third party with respect to such Disposition Facility.

                   27.6 ADJUSTMENT TO LANDLORD'S INVESTMENT; MODIFICATION OF
            MASTER LEASE. Concurrently with the closing of any sale of any Disposition Facility pursuant to this Section 27 or the termination of this Master Lease with respect to any Disposition Facility pursuant to Section 27, (a) Landlord's Investment shall be reduced by an amount equal to the lesser of (i) the applicable Target Purchase Price (regardless of any higher price or net proceeds that may be actually received by Landlord) and (ii) the actual net proceeds received by Landlord, if less than the Target Purchase Price (provided that Landlord shall not consummate any sale if the actual net proceeds received by Landlord is less than the applicable Minimum Purchase Price unless both Landlord and Tenant, each in their sole and absolute discretion, elect to enter into such sale transaction), (b) Minimum Rent shall be recalculated and reset in accordance with Section 2.2(b) based upon the reduction of the Landlord's Investment in accordance with the immediately preceding clause (a), and (c) such Disposition Facility shall be removed from, and shall no longer be a part of, the Premises, with the Master Lease being deemed amended mutatis mutandis to reflect such removal."

               (g) NOTICE ADDRESSES.

                   (1) The notice address for Tenant set forth in Section 21 of the Master Lease is hereby amended and restated in its entirety as follows:

                   c/o Alterra Healthcare Corporation
                   _________________________________
                   _________________________________
                   _________________________________

                   Attention:_______________________
                   Fax No.__________________________

                   With a copy to:
                   _________________________________
                   _________________________________
                   _________________________________
                   Attention:_______________________
                   Fax No.__________________________

                   (2) The notice address for the first-listed counsel to
               Landlord set forth in Section 21 of the Master Lease is hereby amended and restated in its entirety as follows:

                   Sherry Meyerhoff Hanson & Crance LLP
                   610 Newport Center Drive, Suite 1200
                   Newport Beach, California 92660
                   Attention: Frank M. Crance
                   Fax No. (949) 719-1212

               (h) EFFECT OF AMENDMENT. Except as specifically amended pursuant to the terms of this First Amendment, the terms and conditions of the Lease Documents shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this First Amendment and any terms of the Lease Documents, the terms of this First Amendment shall govern and prevail.

            2. AFFIRMATION OF LEASE DOCUMENTS AND GUARANTY DOCUMENTS.

                  (a) Each entity comprising Tenant hereby acknowledges and affirms its obligations under the Lease Documents (as modified hereby), and further represents and warrants that the Lease Documents are the valid and binding obligations of Tenant and are in full force and effect and are fully enforceable by Landlord against Tenant in accordance with their respective terms. Each entity comprising Tenant specifically acknowledges and affirms that, except as expressly modified by this First Amendment, its obligations under the Lease Documents shall not be diminished or otherwise affected by this First Amendment and shall not be released, discharged, terminated or otherwise diminished in whole or in part as a result of the Bankruptcy Proceeding, and further agrees that it shall take no actions and shall oppose any actions by third parties in the Bankruptcy Proceeding that would result in the release, discharge, termination or other diminution of any obligation of the Tenant thereunder.

                  (b) Guarantor hereby acknowledges and affirms its obligations under the Guaranty Documents, and further represents and warrants that the Guaranty Documents are the valid and binding obligations of Guarantor and are in full force and effect and are fully enforceable by Landlord against Guarantor in accordance with their respective terms. Guarantor specifically acknowledges and affirms that, except as expressly modified by this First Amendment, its obligations under the Guaranty Documents shall not be diminished or otherwise affected by this First Amendment and shall not be released, discharged, terminated or otherwise diminished in whole or in part as a result of the Bankruptcy Proceeding, and further agrees that it shall take no actions and shall oppose any actions by third parties in the Bankruptcy Proceeding that would result in the release, discharge, termination or other diminution of any obligation of the Guarantor thereunder, in each case whether such result is achieved under the Plan or under an successor or replacement chapter 11 plan. Guarantor hereby further represents and warrants that, upon entry of the Approval Order (as defined in the Stipulation referred to below), the Guaranty Documents will be the valid and binding obligations of the Surviving Entity and shall be in full force and effect and fully enforceable by Landlord against the Surviving Entity in accordance with their respective terms. Guarantor further agrees that any reference made in the Guaranty Documents to the Lease Documents or any terms or conditions contained therein, shall mean such Lease Documents or such terms or conditions as modified by this First Amendment.

            3. ACKNOWLEDGMENT OF DEFAULT; WAIVER OF SETOFF, COUNTERCLAIM.

                  (a) The Events of Default and other defaults described in this paragraph are collectively referred to in this First Amendment as the "AUGUST 2003 EVENTS OF DEFAULT." The August 2003 Events of Default include any Events of Default or other defaults arising from (i) the failure to maintain the Coverage Ratio required under Section 7.4 of the Master Lease for the quarter ended June 30, 2003, (ii) any mechanic's or materialman's lien being recorded against the Premises that has, on or before the date hereof, been released and terminated, (iii) the default arising under the MOU as a result of the defaults described in the foregoing clauses (i) and
      (ii), (iv) any default under the MOU for failure to file and continuously pursue a Conforming Plan (as defined in the MOU), and (v) a cross default occurring under the Master Lease dated October 7, 2002 between ALS Leasing, Inc. and JER/NHP Senior Living Acquisition, LLC or the Master Lease dated April 9, 2002 between Guarantor and NHP and certain Affiliates of NHP as a result of the defaults described in the foregoing clauses
      (i)-(iv).

                  (b) Each entity comprising Tenant and Guarantor hereby acknowledges and agrees that (i) the August 2003 Events of Default have occurred and are continuing, and (ii) until satisfaction of the conditions set forth in Section 3(d) of this First Amendment, Landlord's agreement in
      Section 3(c) to forbear is not intended as and shall not be construed as a waiver of the August 2003 Events of Default or any other defaults or Events of Default, whether now existing or hereafter arising and, except as specifically provided herein, Landlord's agreement to forbear in no way impairs Landlord's right to enforce its remedies for the August 2003 Events of Default and any subsequent defaults or Events of Default. Landlord reserves all such rights and remedies. Each entity comprising Tenant and Guarantor hereby waives any right of setoff or counterclaim against Landlord with respect to any rights, claims or defenses it has or may have with respect to the Lease Documents or Guaranty Documents.

                  (c) Subject to the provisions of this Section 3 and other provisions of this First Amendment, Landlord shall forbear from exercising its rights and remedies with respect to the August 2003 Events of Default for a period (the "FORBEARANCE PERIOD") commencing effective as of the date of the Stipulation (as defined below) and terminating upon the earlier to occur of the following dates (the "TERMINATION DATE"): (i) the entry of an order denying the Approval Order (as defined in the Stipulation); (ii) the date on which occurs any Event of Default or other default under any of the Lease Documents (including without limitation any default arising as a cross-default with any of the Guaranty Documents) other than the August 2003 Events of Default; (iii) the date on which Tenant or Guarantor breaches any covenant, representation or warranty of this First Amendment; and (iv) December 31, 2003, if by such date the Bankruptcy Court has not entered a final order that is no longer subject to appeal confirming the Amended Plan and the Transfer has not been consummated and become effective.

                  (d) Upon satisfaction of the conditions precedent to the effectiveness of this First Amendment as set forth in Section 5 hereof, Landlord shall be deemed to have and shall waive the August 2003 Events of Default and any rights or remedies it may have in connection therewith.

            4. CONSENT TO TRANSFER. Upon satisfaction of the conditions precedent to the effectiveness of this First Amendment as set forth in Section 5 hereof, Landlord shall be deemed to have consented to the Transfer in accordance with Section 16 of the Master Lease.

            5. EFFECTIVENESS OF FIRST AMENDMENT. This First Amendment shall be deemed effective on the first date (the "EFFECTIVE DATE") upon which each of the following conditions has occurred, each of which shall be deemed a condition precedent to the Landlord's obligations and covenants hereunder:

                  (a) Landlord has obtained all consents and approvals from its mortgage lender in connection with this First Amendment that Landlord deems necessary to comply with the terms and conditions of the mortgage loan secured by the Premises, provided that Landlord shall either (i) elect in its sole and absolute discretion to waive this condition, or (ii) obtain all such consents and approvals, in either case on or before September 24, 2003;

                  (b) All conditions precedent to the effectiveness of this First Amendment as set forth in that certain Stipulation between the parties dated as of September __, 2003 (the "STIPULATION") shall have been satisfied in accordance with the Stipulation, and Guarantor and Tenant shall have performed all covenants, conditions and undertakings and satisfied all other requirements binding on them under the Stipulation in accordance with the Stipulation;

                  (c) No Events of Default or other defaults or breaches of the Lease Documents or the Guaranty Documents, other than the August 2003 Events of Defaults (as defined in the Stipulation) shall have occurred and be continuing; and

                  (d) (i) the Transfer shall have been consummated and closed in accordance with the Plan, (ii) the Lease Documents and the Guaranty Documents shall continue to be and shall be the valid and binding obligations of Tenant and the Surviving Entity, respectively, and shall continue to be and shall be in full force and effect, enforceable in accordance with their respective terms by Landlord against Tenant and the Surviving Entity, respectively, and (iii) the claims of Landlord shall have been treated as impaired, with the consent of and in accordance with the consent given by Landlord and with the Plan.

            6. FURTHER INSTRUMENTS. Each of the undersigned will, whenever and as often as it shall be reasonably requested so to do by another party, take all actions reasonably required and shall cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this First Amendment, including without limitation modifying or amending the Plan to ensure that the undersigned receive the full benefit of their respective bargains set forth herein.

            7. INCORPORATION OF RECITALS. The Recitals to this First Amendment are incorporated hereby by reference.

            8. ATTORNEYS' FEES. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this First Amendment, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys' fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.

            9. MISCELLANEOUS. This First Amendment contains the entire agreement between the parties relating to the subject matters contained herein. Any prior representations or statements concerning the subject matters herein shall be of no force or effect. This First Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to rules concerning the choice of law. This First Amendment may be executed in multiple counterparts and in original or by facsimile, each of which constitute an original, but all of which taken together shall constitute but one in the same document.

                            [SIGNATURES ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

"TENANT"

ALS LEASING, INC.,
a Delaware corporation

By: /s/ Mark W. Ohlendorf
    ----------------------------
Name: Mark W. Ohlendorf
    ----------------------------
Title: VP
    ----------------------------

Witness: /s/ Illegible                      Witness: /s/ Illegible
         -----------------------                     -------------------------

ASSISTED LIVING PROPERTIES, INC.,
a Kansas corporation

By: /s/ Mark W. Ohlendorf
    ----------------------------
Name: Mark W. Ohlendorf
    ----------------------------
Title: VP
    ----------------------------

Witness: /s/ Illegible                      Witness: /s/ Illegible
         -----------------------                     -------------------------

"GUARANTOR"

ALTERRA HEALTHCARE CORPORATION,
a Delaware corporation

By: /s/ Mark W. Ohlendorf
    ----------------------------
Name: Mark W. Ohlendorf
    ----------------------------
Title: President
    ----------------------------

Witness: /s/ Illegible                      Witness: /s/ Illegible
         -----------------------                     ----------------------

"LANDLORD"

JER/NHP SENIOR LIVING ACQUISITION, LLC,
a Delaware limited liability company

By: JER/NHP SENIOR HOUSING, LLC,
    a Delaware limited liability company,
    its sole member

    By: NATIONWIDE HEALTH PROPERTIES, INC.,
        a Maryland corporation,
        its managing member

        By: /s/ Donald D. Bradley
           ------------------------
        Name:  Donald D. Bradley
        Title: Senior Vice President & General Counsel

Witness: /s/ Illegible                      Witness: /s/ Illegible
         --------------------------                  -------------------------

JER/NHP SENIOR LIVING TEXAS, L.P.,
a Texas limited partnership

By: JER/NHP MANAGEMENT TEXAS, LLC,
    a Texas limited liability company
    its general partner

    By: /s/ Donald D. Bradley
       ---------------------------
    Name:  Donald D. Bradley
    Title: Manager

Witness: /s/ Illegible                      Witness: /s/ Illegible
         --------------------------                  -------------------------

JER/NHP SENIOR LIVING WISCONSIN, LLC,
a Delaware limited liability company

By: JER/NHP SENIOR HOUSING, LLC,
    a Delaware limited liability company,
    its sole member

    By: NATIONWIDE HEALTH PROPERTIES, INC.,
        a Maryland corporation,
        its managing member

        By: /s/ Donald D. Bradley
           --------------------------------
        Name:  Donald D. Bradley
        Title: Senior Vice President & General Counsel

Witness: /s/ Illegible                      Witness: /s/ Illegible
         --------------------------                  -------------------------

JER/NHP SENIOR LIVING KANSAS, INC.,
a Kansas corporation

By:/s/ Donald D. Bradley
   ------------------------------
Name:  Donald D. Bradley
Title: Secretary and Treasurer

Witness: /s/ Illegible                      Witness: /s/ Illegible
         --------------------------                  -------------------------